Exhibit 99.2
KVH INDUSTRIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Background

On May 13, 2019, KVH Industries, Inc., a Delaware corporation (the “Company”), and Oakley Capital, a UK company, entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Oakley agreed to purchased from the Company all of the outstanding equity of Super Dragon Limited and Videotel Marine Asia Limited (together referred to as “Videotel”) for $90.0 million in cash, on a cash-free, debt-free basis, subject to working capital adjustments.The sale (“Transaction”) was completed immediately upon execution of definitive agreements. The Company expects to receive payment of the purchase price within 30 business days, subject to subsequent adjustment for working capital. Payment of the purchase price is pursuant to a loan agreement (the “Bridge Loan”) secured by a charge (a type of foreign security interest) over the shares of Super Dragon Limited and Videotel Marine Asia Limited, and is further backed by an equity commitment letter from Oakley Capital IV Master SCSp that has recently raised in excess of €1 billion of capital commitments.

The Company entered into a consent with Bank of America, N.A., the administrative agent of its Credit Agreement, authorizing the Purchase Agreement and Bridge Loan. The proceeds of the sale will be used to repay the term note in full and any outstanding amounts on the Revolver such that the Consolidated Leverage Ratio is not more than 2.75:1.00. The Revolver will remain at $20.0 million through the term of the Credit Agreement.

Pro Forma Information

The accompanying unaudited pro forma consolidated statement of operations of the Company for the years ended December 31, 2018, 2017, and 2016 are presented as if the Transaction had occurred on January 1, 2016. The accompanying unaudited pro forma consolidated statement of operations of the Company for the three months ended March 31, 2019 is presented as if the Transaction had occurred on January 1, 2019. The unaudited consolidated balance sheet of the Company as of March 31, 2019 is presented as if the Transaction had occurred on March 31, 2019. The pro forma adjustments related to the Transaction do not reflect the final purchase price or final asset and liability balances of the Videotel Business. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial information. The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

The historical consolidated financial information has been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are (1) directly attributable to the disposal, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma information does not reflect several changes the Company expects to realize after the Transaction because the changes are not certain.

The following is a brief description of the amounts recorded under each of the column headings in the unaudited pro forma consolidated statements of operations and consolidated balance sheet:

KVH Industries, Inc.

This column reflects the Company’s audited operating results for the years ended December 31, 2018, 2017, and 2016 and the unaudited operating results and financial condition as of and for the three months ended March 31, 2019 prior to any adjustment for the Transaction. As of March 31, 2019, the Company had determined that the Videotel Business had not met the held for sale criteria, as prescribed in ASC 205-20-45.

Disposal of Videotel

This column reflects the elimination of the historical operating results of the Videotel Business for the years ended December 31, 2018, 2017, and 2016 and the three months ended March 31, 2019 at the amounts that have been reflected in the Company’s consolidated statements of operations for those periods. Videotel was a part of the Company’s mobile connectivity segment. The disposal column on the unaudited pro forma consolidated balance sheet as of March 31, 2019 reflects the recorded amounts of assets and liabilities included in Videotel Business as of that date.

The tax expense on the disposal is a preliminary estimate and is based on the statutory tax rate for the three months ended March 31, 2019 and the years ended December 31, 2018, 2017, and 2016.

Pro Forma Adjustments

This column on the unaudited pro forma consolidated balance sheet reflects the pro forma effect of the receipt and use of the cash consideration, and estimated gain from the Transaction as well as the repayment of the Term Note. This column on the unaudited pro forma consolidated statements of operations reflects the pro forma effect of the associated interest expense related to the repayment of the Term Note as if it had not been outstanding in each period. See the notes below which describe the pro forma adjustments as reflected in the unaudited pro forma consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
MARCH 31, 2019
(In thousands, except share data)

	March 31, 2019
	KVH Industries, Inc.	Disposal of Videotel	Pro Forma Adjustments	Note	Pro Forma KVH Industries, Inc.
ASSETS
Current Assets:
Cash and cash equivalents	$14,259	$(1,696)	$69,913	a	$82,476
Marketable securities	25	—	—		25
Accounts receivable, net	28,832	(1,496)	—		27,336
Intercompany accounts receivable	—	(12,236)	12,236	c	—
Inventories	26,062	(23)	—		26,039
Prepaid expenses and other assets	4,320	(906)	—		3,414
Current contracts assets	3,678	—	—		3,678
Total current assets	77,176	(16,357)	82,149		142,968

Property and equipment, net	53,697	(2,788)	—		50,909
Intangible assets, net	9,807	(4,258)	—		5,549
Goodwill	32,845	(17,572)	—		15,273
Right of use asset operating lease	9,411	(90)	—		9,321
Other non-current assets	7,021	(1,415)	—		5,606
Non-current contract assets	7,342	—	—		7,342
Non-current deferred income tax asset	210	—	—		210
Total assets	$197,509	$(42,480)	$82,149		$237,178
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$20,270	$(1,086)	$—		$19,184
Accrued compensation and employee-related expenses	4,249	(154)	—		4,095
Accrued other	10,131	(2,138)	17,434	b,d	25,427
Accrued product warranty costs	2,021	—	—		2,021
Current portion of long-term debt	10,585	—	(3,034)	a	7,551
Contract liabilities	12,211	(2,971)	—		9,240
Current operating lease liability	4,749	(86)	—		4,663
Liability for uncertain tax positions	1,141	(496)	496	d	1,141
Total current liabilities	65,357	(6,931)	14,896		73,322

Other long-term liabilities	1,752	—	—		1,752
Long-term operating lease liability	4,672	(4)	—		4,668
Long-term contract liabilities	9,634	—	—		9,634
Long-term debt, excluding current portion	18,749	—	(18,749)	a	—
Non-current deferred income tax liability	1,747	(840)	—		907
Total liabilities	$101,911	$(7,775)	$(3,853)		$90,283

Stockholders' equity:
Preferred stock, $0.01 par value. Authorized 1,000,000 shares; none issued	—	—	—		—
Common stock, $0.01 par value. Authorized 30,000,000 shares, 19,134,469 issued and 17,743,971 shares outstanding	191	—	—		191
Additional paid-in capital	140,790	—	—		140,790
Accumulated (deficit) earnings	(21,576)	—	39,585	b,e	18,009
Accumulated other comprehensive loss	(13,643)	11,712	—		(1,931)
	105,762	11,712	39,585		157,059
Less: treasury stock at cost, common stock, 1,282,422 shares	(10,164)	—	—		(10,164)
Total stockholders' equity	95,598	11,712	39,585		146,895
Total liabilities and stockholders' equity	$197,509	$3,937	$35,732		$237,178

See accompanying Notes to Pro Forma Combined Consolidated Financial Information

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2019
(in thousands, except per share amounts)

	Three Months Ended March 31, 2019
	KVH Industries, Inc.	Disposal of Videotel	Pro Forma Adjustments	Notes	Pro Forma KVH
Sales:
Product	$12,874	$—	$—		$12,874
Service	27,098	(3,987)	50	h	23,161
Net sales	39,972	(3,987)	50		36,035

Costs and expenses:
Costs of product sales	7,853	—	—		7,853
Costs of service sales	16,697	(1,374)	—		15,323
Research and development	3,868	—	—		3,868
Sales, marketing and support	9,303	(1,169)	30	g	8,164
General and administrative	8,080	(1,125)	75	g	7,030
Total costs and expenses	45,801	(3,668)	105		42,238
(Loss) income from operations	(5,829)	(319)	(55)		(6,203)
Interest income	175	—	—		175
Interest expense	385	—	(325)	f	60
Other expense, net	(106)	9	—		(97)
(Loss) income before income tax expense	(6,145)	(310)	270		(6,185)
Income tax expense (benefit)	34	(78)	—		(44)
Net (loss) income	$(6,179)	$(232)	$270		$(6,141)

Pro forma per share information:
Net loss per share, basic and diluted	$(0.36)				$(0.35)

Number of shares used in pro forma per share calculation:
Basic and Diluted	17,302				17,302

See accompanying Notes to Pro Forma Combined Consolidated Financial Information

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018
(in thousands, except per share amounts)

	For the year ended December 31, 2018
	KVH Industries, Inc.	Disposal of Videotel	Pro Forma Adjustments	Notes	Pro Forma KVH
Sales:
Product	$63,277	$—	$—		$63,277
Service	107,484	(17,939)	207	h	89,752
Net sales	170,761	(17,939)	207		153,029

Costs and expenses:
Costs of product sales	39,510	—	—		39,510
Costs of service sales	60,590	(5,353)	—		55,237
Research and development	14,951	—	—		14,951
Sales, marketing and support	34,910	(4,339)	106	g	30,677
General and administrative	27,964	(4,842)	545	g	23,667
Total costs and expenses	177,925	(14,534)	651		164,042
(Loss) income from operations	(7,164)	(3,405)	(444)		(11,013)
Interest income	635	(13)	—		622
Interest expense	1,793	(9)	(1,300)	f	484
Other income (expense), net	655	55	—		710
(Loss) income before income tax expense	(7,667)	(3,354)	856		(10,165)
Income tax expense	565	(236)	—		329
Net (loss) income	$(8,232)	$(3,118)	$856		$(10,494)

Pro forma per share information:
Net loss per share, basic and diluted	$(0.48)				$(0.61)

Number of shares used in pro forma per share calculation:
Basic and Diluted	17,211				17,211

See accompanying Notes to Pro Forma Combined Consolidated Financial Information

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2017
(in thousands, except per share amounts)

	For the year ended December 31, 2017
	KVH Industries, Inc.	Disposal of Videotel	Pro Forma Adjustments	Notes	Pro Forma KVH
Sales:
Product	$56,968	$—	$—		$56,968
Service	103,120	(19,330)	—		83,790
Net sales	160,088	(19,330)	—		140,758

Costs and expenses:
Costs of product sales	37,474	—	—		37,474
Costs of service sales	52,692	(5,350)	—		47,342
Research and development	15,858	—	—		15,858
Sales, marketing and support	33,896	(4,640)	77	g	29,333
General and administrative	28,932	(5,004)	586	g	24,514
Total costs and expenses	168,852	(14,994)	663		154,521
(Loss) income from operations	(8,764)	(4,336)	(663)		(13,763)
Interest income	659	(5)	—		654
Interest expense	1,467	—	(685)	f	782
Other expense, net	(366)	26	—		(340)
(Loss) income before income tax expense	(9,938)	(4,315)	22		(14,231)
Income tax expense	1,096	(795)	—		301
Net (loss) income	$(11,034)	$(3,520)	$22		$(14,532)

Pro forma per share information:
Net loss per share, basic and diluted	$(0.67)				$(0.89)

Number of shares used in pro forma per share calculation:
Basic and Diluted	16,419				16,419

See accompanying Notes to Pro Forma Combined Consolidated Financial Information

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2016
(in thousands, except per share amounts)

	For the year ended December 31, 2016
	KVH Industries, Inc.	Disposal of Videotel	Pro Forma Adjustments	Notes	Pro Forma KVH
Sales:
Product	$73,075	$—	$—		$73,075
Service	103,047	(21,463)	—		81,584
Net sales	176,122	(21,463)	—		154,659

Costs and expenses:
Costs of product sales	46,334	—	—		46,334
Costs of service sales	52,966	(6,370)	—		46,596
Research and development	16,030	—	—		16,030
Sales, marketing and support	33,942	(4,103)	79	g	29,918
General and administrative	28,172	(5,198)	463	g	23,437
Total costs and expenses	177,444	(15,671)	542		162,315
(Loss) income from operations	(1,322)	(5,792)	(542)		(7,656)
Interest income	513	—	—		513
Interest expense	1,436	—	(495)	f	941
Other income (expense), net	275	230	—		505
(Loss) income before income tax expense	(1,970)	(5,562)	(47)		(7,579)
Income tax expense	5,547	(1,209)	—		4,338
Net (loss) income	$(7,517)	$(4,353)	$(47)		$(11,917)

Pro forma per share information:
Net loss per share, basic and diluted	$(0.47)				$(0.75)

Number of shares used in pro forma per share calculation:
Basic and Diluted	15,834				15,834

See accompanying Notes to Pro Forma Combined Consolidated Financial Information

Notes to the Unaudited Pro Forma Consolidated Financial Statements
(unaudited)

Notes to the Unaudited Pro forma adjustments:

a)
Represents the estimated cash proceeds that will be received by the Company received when the Bridge Loan is settled as if the Disposition occurred on March 31, 2019, and net of the repayment of the then outstanding amount on the Term Note. Potential working capital adjustments are excluded from this estimate as the amount of such adjustments, if any, are unknown at this time.

b)
As the value received from the Disposition exceeded the tax basis of Videotel, a pro forma tax adjustment was made using the statutory tax rate with respect to the gain. It should be noted that the estimated gain on sale, in particular the tax impact associated with this sale, based on the March 31, 2019 balance sheet, may be significantly different from the gain that will be recognized during the six months ended June 30, 2019.

c)	Reflects the cancellation of the then outstanding amount due on the intercompany receivable.

d)	Reflects the estimated transaction costs and other debt-like liabilities assumed by the Company.

e)
Represents the estimated gain on sale, net of estimated transaction costs, cancellation of the net intercompany receivable, other debt-like liabilities assumed, and estimated taxes on the proceeds, as if the Disposition occurred on March 31, 2019. As the gain is directly attributable to the Disposition and is not expected to have a continuing impact on the Company’s operations, it is only reflected in retained earnings on the unaudited pro forma consolidated balance sheet.

f)	Reflects the associated reduction in interest expense for the repayment of the Term Note.

g)	Reflects the allocated costs which will remain with KVH after the Disposition of Videotel.

h)	Reflects Videotel's intercompany revenue which is eliminated in KVH's consolidation.

Other information:

The following table summarizes non-cash, and non-recurring financial information associated with Videotel for the three months ended March 31, 2019 and the years ended December 31, 2018, 2017, and 2016.

	March 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016
Depreciation	$475	$1,784	$1,867	$2,279
Amortization	711	3,039	3,115	3,576
Stock-based compensation expense	3	79	147	199
Other non-recurring costs	—	—	126	358